EXHIBIT 16.1

                                                                October 20, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

We have read the statements of Techalt, Inc. (formerly known as Dendo Global Corp.) pertaining to our firm included under Item 4.01 of Form 8-K dated October 20, 2004 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Pritchett, Siler & Hardy, P.C.
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PRITCHETT, SILER & HARDY, P.C.